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                                                                   EXHIBIT 10.32

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 1, 2003, by and between FAIR ISAAC CORPORATION (FORMERLY KNOWN AS FAIR, ISAAC AND COMPANY, INCORPORATED), a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 2002, as amended from time to time ("Credit Agreement");

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 1.1 (c) is hereby redesignated as Section 1.1 (d), and the following provision is hereby added as Section 1.1 (c):

                           "(c)     Reservation of Foreign Exchange "Delivery
                  Limit". The largest aggregate outstanding principal amount of Borrower's foreign exchange contracts (entered into by Bank as set forth in Section 1.2 below) which will mature during any single two (2) day period shall be reserved under the Line of Credit and shall not be available for borrowings thereunder."

         2.       The following provision is hereby added as Section 1.2 (c):

                           "(c)     Limitation on Availability of Foreign
                  Exchange Facility. Notwithstanding anything to the contrary contained herein, Bank shall not enter into foreign exchange contracts for the account of Borrower if and to the extent that the sum of the aggregate principal balance outstanding under the Line of Credit (including the undrawn amount of any Letters of Credit) plus the largest aggregate outstanding principal amount of foreign exchange contracts entered into by Bank hereunder which will mature during any single two (2) day period exceeds Fifteen Million Dollars ($15,000,000.00)."

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         3.       Section 3.1 (b)(v) is hereby redesignated as Section 3.1
(b)(vii), and the following is hereby added to the Credit Agreement as the new Sections 3.1 (b)(v) and (vi):

                           "(v)     Foreign Exchange Agreement.

                           (vi)     Authorization for Foreign Exchange
                                    Transactions."

         4. Section 4.5 is hereby amended by adding after the phrase "at Bank's request" the following parenthetical phrase: "(which shall not be more frequent than annually)".

         5. Section 4.8 is hereby deleted in its entirety, and the following substituted therefor:

                           " SECTION 4.8. LITIGATION. Promptly give notice in
                  writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $500,000.00 (exclusive of any defense costs and net of any insurance contribution and/or third-party recovery)."

         6. Section 4.10 is hereby amended by deleting subclause (d) thereof.

         7. Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

                           "(a)     Total Liabilities divided by Tangible Net
                  Worth not at any time greater than 1.30 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

         8. Section 5.4 is hereby amended by deleting the reference therein to "75% of Borrower's cash" and by substituting in its place "90% of Borrower's cash".

         9. Section 5.6 is hereby deleted in its entirety, and the following substituted therefor:

                           "SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any
                  loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and additional investments in treasury stock purchases in any fiscal year not to exceed an aggregate of $450,000,000.00 for all such treasury stock purchases combined."

         10. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         11. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as

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of the date of this Amendment there exists no Event of Default as defined in the
Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                        WELLS FARGO BANK,
FAIR ISAAC CORPORATION                                    NATIONAL ASSOCIATION

By: /s/ Kenneth J. Saunders                         By: /s/ Alva Diaz
    --------------------------------                    ------------------------
                                                        Alva Diaz
Title: Chief Financial Officer                          Vice President

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